                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                   Seacoast Financial Services Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                          April 24, 2001



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Seacoast Financial Services Corporation to be held on Thursday, May 17, 2001 at 10:00 a.m., local time, at White's of Westport, 66 State Road, North Westport, Massachusetts.

         At the Annual Meeting, you will be asked to consider and vote upon the election of a class of four Directors. The Board of Directors has fixed the close of business on Monday, April 2, 2001 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

         The officers and directors look forward to greeting you personally at the Annual Meeting. However, whether or not you plan to attend personally and regardless of the number of shares you own, it is important that your shares be represented.

         YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.


                                          Sincerely,



                                          KEVIN G. CHAMPAGNE
                                          President and Chief Executive Officer




               P.O. Box 2101, New Bedford MA 02741 1-800-322-9313
                            www.seacoastfinancial.com

                     SEACOAST FINANCIAL SERVICES CORPORATION
                                  P.O. BOX 2101
                        NEW BEDFORD, MASSACHUSETTS 02741



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Seacoast Financial Services Corporation, a Massachusetts bank holding company (the "Company"), will be held at White's of Westport, 66 State Road, North Westport, Massachusetts, on Thursday, May 17, 2001, beginning at 10:00 a.m., local time, for the following purposes:

         1.       To elect a class of four Directors of the Company; and

         2. To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE ACCOMPANYING PROXY STATEMENT.

         The Board of Directors has fixed the close of business on April 2, 2001 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Accordingly, only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        J. Louis LeBlanc, Clerk



New Bedford, Massachusetts
April 24, 2001




                                    IMPORTANT

         EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                     SEACOAST FINANCIAL SERVICES CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 17, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Seacoast Financial Services Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at White's of Westport, 66 State Road, North Westport, Massachusetts, on Thursday, May 17, 2001, beginning at 10:00 a.m., local time, and at any adjournments thereof.

         This Proxy Statement and the accompanying Notice and Proxy are first being mailed to stockholders of the Company on or about April 20, 2001 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on Monday, April 2, 2001 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 24,853,361 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issued, outstanding and entitled to vote at the Annual Meeting and approximately 5,872 holders of record of Common Stock. The holders of the Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments thereof.

         The presence, in person or by proxy, of at least a majority in interest of all Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the Common Stock present and voting, in person or by proxy, is required to elect each of the nominees for Director. Any abstentions or broker nonvotes will count as "present" toward formation of a quorum for transaction of business at the Annual Meeting. Assuming the presence of a quorum, abstentions and broker nonvotes will have no effect on the outcome of the election of Directors. Votes will be tabulated by the Company's transfer agent, Registrar and Transfer Company.

         Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given in such proxies, they will be voted FOR the election of the four nominees for Director listed in this Proxy Statement.

         Any properly completed proxy may be revoked at any time before the commencement of voting on any matter at the Annual Meeting or any adjournment thereof by giving written notice of revocation to the Clerk of the Company (One Compass Place, New Bedford, Massachusetts 02741), or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

                ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

         The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

         THE ANNUAL REPORT TO STOCKHOLDERS INCLUDES THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS). ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, SEACOAST FINANCIAL SERVICES CORPORATION, P.O. BOX 2101, NEW BEDFORD, MASSACHUSETTS 02741.

                                     GENERAL

         Seacoast Financial Services Corporation is the holding company for Compass Bank for Savings and Nantucket Bank (the "Banks").

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of 14 members and is divided into three classes, two of which have five members and one of which has four members. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

         Pursuant to the Company's By-laws, the Board of Directors acted as a nominating committee for selecting nominees for election as Directors. The Board has nominated Glen F. Johnson, J. Louis LeBlanc, Frederic D. Legate and A. William Munro as Directors for a three-year term. Each of the nominees is currently serving as a Director of the Company.

         Unless authority is withheld, proxies in the accompanying form will be voted FOR the election of the four nominees, to hold office until the 2004 annual meeting of stockholders or special meeting in lieu thereof and until their respective successors are elected and qualified. If the proxy withholds authority to vote for one or more nominees for Director, the stockholder's instructions will be followed.

         The Company has no reason to believe that any of the nominees will not be able to serve. In the event that any nominee is unable to serve at the time of the election, the shares represented by the proxy will be voted for the other nominees and may be voted for a substitute for that nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.

INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following table sets forth certain information (as of April 24, 2001) regarding the current Directors and the nominees for Director of the
Company:

                                                                       DIRECTOR           TERM AS DIRECTOR
                       NAME                               AGE           SINCE*              WILL EXPIRE
--------------------------------------------------        ---           ------              -----------
     David P. Cameron                                      75            1976                   2003
     Kevin G. Champagne                                    51            1993                   2002
     Howard C. Dyer, Jr.                                   72            1963                   2003
     Mary F. Hebditch                                      69            1998                   2002
**   Glen F. Johnson                                       76            1972                   2001
     Thornton P. Klaren, Jr.                               65            1968                   2003
**   J. Louis LeBlanc                                      61            1982                   2001
**   Frederic D. Legate                                    59            1998                   2001
     Reale J. Lemieux                                      62            1998                   2003
**   A. William Munro                                      67            1986                   2001
     Philip W. Read                                        64            2001                   2002
     Carl Ribeiro                                          54            1991                   2002
     Joseph H. Silverstein                                 74            1980                   2003
     Gerald H. Silvia                                      66            1990                   2002
---------------


* Includes service as a trustee of Compass Bank prior to its reorganization into the mutual holding company form of organization (the "Reorganization") and as a trustee of the Company from the date of Reorganization until the conversion of the Company from a mutual to a stock holding company.
**   Nominees for Director.

         The principal occupation and business experience during at least the last five years for each Director and nominee is set forth below.

         DAVID P. CAMERON was President of Morse Cutting Tools in New Bedford, Massachusetts until his retirement in 1982.

         KEVIN G. CHAMPAGNE has served as President and Chief Executive Officer of the Company since its formation in 1994 and as President and Chief Executive Officer of Compass Bank since 1994. Prior to 1994, Mr. Champagne was Executive Vice President/Retail Banking of Compass Bank.

         HOWARD C. DYER, JR. was General Manager, New Bedford Storage Warehouse, New Bedford, Massachusetts, until his retirement in 1996.

         MARY F. HEBDITCH has been a self-employed public accountant and auditor in Sandwich, Massachusetts since 1983. Ms. Hebditch served as a director of Sandwich Co-operative Bank and Sandwich Bancorp, Inc. prior to the Company's acquisition of Sandwich Bancorp, Inc.

         GLEN F. JOHNSON was a General Manager, Goodyear Tire and Rubber, New Bedford, Massachusetts, until his retirement in 1985.

         THORNTON P. KLAREN, JR. was a sales executive with Equi-Lube Inc. until his retirement in 1998.

         J. LOUIS LEBLANC is an attorney in private practice in New Bedford, Massachusetts.

         FREDERIC D. LEGATE has been retired since the Company acquired Sandwich Bancorp, Inc. in December 1998. Prior to his retirement, he served as President and Chief Executive Officer of Sandwich Co-operative Bank and of Sandwich Bancorp, Inc., positions he held since 1981 and 1997, respectively.

         REALE J. LEMIEUX has owned and operated Bay Beach, a bed and breakfast establishment in Sandwich, Massachusetts, since 1988. Mr. Lemieux served as a director of Sandwich Co-operative Bank and Sandwich Bancorp, Inc. prior to the Company's acquisition of Sandwich Bancorp, Inc.

         A. WILLIAM MUNRO is President of Munro Distributing, Inc., Fall River, Massachusetts.

         PHILIP W. READ is President of Jared Coffin House, Inc., Nantucket, Massachusetts. Mr. Read serves as Chairman of the Board of Nantucket Bank.

         CARL RIBEIRO is President, Luzo Foodservice Corp., New Bedford, Massachusetts.

         JOSEPH H. SILVERSTEIN was the President of Silverstein's Family Store, a retail clothing store located in New Bedford, Massachusetts, until his retirement in 1992.

         GERALD H. SILVIA is the owner of Americana Travel, a travel agency located in Fall River, Massachusetts.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         For the year ended December 31, 2000, the Company's Board of Directors met 11 times. Each incumbent Director attended at least 75% of all meetings of the Company's Board and any committees thereof of which he or she was a member.

         The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee, but does not have a nominating committee or another committee performing a similar function.

         The Executive Committee, of which Messrs. Champagne, Dyer, Johnson, LeBlanc, Legate, Munro and Silverstein are current members, is the primary operating committee of the Board of Directors and is vested with the authority of the Board in most matters, except those powers which by law may not be delegated. During 2000, the Executive Committee of the Company met nine times.

         The Audit Committee, which is comprised of Messrs. Cameron, Klaren, Ribeiro, Silvia and Ms. Hebditch, is responsible for recommending the selection of the Company's independent public accountants, overseeing the internal audit function, reviewing the scope of the annual audit of the Company's consolidated financial statements, reviewing the report of the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of the Company's internal accounting controls, and aiding the Board in discharging its responsibility in financial reporting and related matters. Specific functions and responsibilities of the Audit Committee are set forth in the Committee's Charter, which is attached as Appendix A. During 2000, the Audit Committee of the Company met four times.

         The Compensation Committee, of which Messrs. Dyer, LeBlanc, Legate, Lemieux and Ribeiro are current members, reviews and establishes salaries and other compensation of certain officers and employees of the Company. During 2000, the Compensation Committee of the Company met seven times.

         The Board of Directors of the Company nominates candidates for election as Directors. In accordance with the Company's By-laws, the Board will consider nominees recommended by a stockholder of the Company, provided that the stockholder notifies the Clerk of the Company of the proposed nominee in writing, setting forth certain required information regarding the nominee. Such notification must be made in a timely manner, as set forth in the By-laws. To be timely, such notice must be received by the Company not less than 60 or more than 150 days prior to the scheduled date of the annual meeting of stockholders, or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, within 10 days of the date notice of the scheduled annual meeting was mailed or the day on which public disclosure of the date of the annual meeting was made. The Board, a designated committee thereof, or the presiding officer may reject any stockholder nomination that is not timely made or does not otherwise satisfy the requirements of the Company's By-laws in any material respect.

COMPENSATION OF DIRECTORS

         During the year ended December 31, 2000, Directors received $700 for each Board meeting that they attended. Directors who do not also serve on the Executive Committee also received an annual retainer of $6,500. Members of the Executive Committee received an annual retainer of $15,000 and $700 for each meeting that they attended during the year. Members of the Audit Committee, the Compensation Committee, the Compliance Committee, the CRA Committee, the Risk Management Committee and the Trust Committee received $500 for each meeting that they attended during the year. The Chairman of each of these committees additionally receives an annual retainer of $2,000.

         The most senior member of the Board of Directors of Compass Bank receives an annual retainer of $5,000 for duties performed in connection with his appointment as a non-operating Vice President of the Company. Mr. Champagne does not receive any fees for service on the Board of Directors of the Company or for service on any committees. Directors may participate in the Company's directors' deferred compensation plan pursuant to which directors may defer any compensation or fees earned from their position as a director of the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below as of April 24, 2001.

         Each of Messrs. Kelleher, Rigby and Taber and Ms. Burnham have served as a Vice President of the Company since the formation of the Company in 1994. Messrs. Short, Camara, Rice, Weiler and Lemieux have served as Vice President of the Company since May 1997, December 1997, December 1998, July 1999 and February 2001, respectively.

         KEVIN G. CHAMPAGNE. See "Information Regarding Nominees and Directors" above.

         ARTHUR W. SHORT serves as Executive Vice President of Compass Bank, a position he has held since 1993, and as Chief Operating Officer of Compass Bank, a position he has held since 1997. Prior to 1997, Mr. Short served as Treasurer of the Company (since its formation in 1994) and as Treasurer and Chief Financial Officer of Compass Bank. He joined the Bank in 1981. Mr. Short is 60 years old.

         JOHN D. KELLEHER has served as Executive Vice President of Compass Bank since 1993 and has headed Compass Bank's Lending Division since 1984. Mr. Kelleher joined Compass Bank's Management Training Program in 1971. Mr. Kelleher is 55 years old.

         FRANCIS S. MASCIANICA, JR. has served as Treasurer of the Company since 1997, as Executive Vice President of the Bank since December 2000 and as Treasurer and Chief Financial Officer of the Bank since 1997. He served as Senior Vice President from 1997 through 2000. Mr. Mascianica has held various positions with Compass Bank since he joined the Bank in 1981. He is 53 years old.

         FRIEND S. WEILER has served as Senior Vice President of Compass Bank since 1999. Prior to joining Compass Bank, Mr. Weiler served as Vice President - Commercial Lending for Fleet Bank of Massachusetts. Mr. Weiler is 55 years old.

         CAROLYN A. BURNHAM has served as Executive Vice President/Retail Banking since December 2000. Prior to that time, she served as Senior Vice President and head of the Retail Banking Division of Compass Bank since 1994. Ms. Burnham has held various positions with Compass Bank since she joined the Bank in 1966. She is 52 years old.

         ROBERT J. CAMARA has served as Senior Vice President and Loan Servicing Manager of Compass Bank since 1997. He joined Compass Bank in 1987 as Assistant Vice President and Auditor and became Vice President and Loan Servicing Manager in 1990. Mr. Camara is 44 years old.

         BRUCE M. LEMIEUX has served as Senior Vice President and Senior Credit Officer of Compass Bank since January 2001. He joined Compass Bank in July 2000 as Vice President and Commercial Credit Manager. Prior to joining Compass Bank, Mr. Lemieux served as a program manager for the Federal Deposit Insurance Corporation. Mr. Lemieux is 53 years old.

         JAMES R. RICE has served as Senior Vice President of Marketing of Compass Bank since December 1998. Prior to joining Compass Bank in 1997 as Vice President of Marketing, Mr. Rice served as a Senior Marketing Manager for BankBoston from 1995 to 1997 and as Vice President of Marketing for Medford Savings Bank from 1988 to 1995. Mr. Rice is 39 years old.

         WILLIAM D. RIGBY has served as Senior Vice President since 1994 and Manager of the Consumer Lending Department of Compass Bank since 1985, when he joined the Bank. He is 53 years old.

         CARL W. TABER has served as Senior Vice President since 1993 and head of Mortgage Lending of Compass Bank since 1984. Mr. Taber joined Compass Bank's Management Training Program in 1975. He is 47 years old.

         All executive officers of the Company hold office until the first meeting of the Board of Directors following the annual meeting of stockholders or special meeting in lieu thereof and until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them. Officers may generally be removed from office by vote of a majority of the full Board of Directors.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth certain information regarding compensation of the Chief Executive Officer and the Company's five most highly compensated officers other than the Chief Executive Officer who served as officers at the end of fiscal 2000 and whose annual compensation exceeded $100,000 for fiscal 2000.


                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                         -------------------------------
                                                                           RESTRICTED     SECURITIES
                                                                             STOCK        UNDERLYING
                                                                           AWARDS(3)     OPTIONS/SARS
                                                ANNUAL COMPENSATION        ---------     ------------
           NAME AND              FISCAL   ------------------------------                                 ALL OTHER
       PRINCIPAL POSITION         YEAR     SALARY    BONUS(1)   OTHER(2)                               COMPENSATION(4)
       ------------------         ----     ------    --------   --------                               ---------------

Kevin G. Champagne. . . . . . .   2000   $331,762    $ 99,529                      --             --          $ 107,037
   President and Chief Executive  1999    311,201      99,529              $1,365,000        260,000             77,339
   Officer of the Company and     1998    263,849      75,601                      --             --             48,506
   Compass Bank
Arthur W. Short. . . . . . . . .  2000    171,007      30,781                      --             --             19,393
   Vice President of the          1999    163,706      41,042                 455,000         90,000             15,538
   Company; Executive Vice        1998    155,275      34,431                      --             --              7,700
   President and Chief Operating
   Officer of Compass Bank
John D. Kelleher. . . . . . . .   2000    151,155      27,208                      --             --             19,379
   Vice President of the          1999    148,154      36,277                 455,000         90,000             13,886
   Company; Executive Vice        1998    140,686      31,164                      --             --              6,649
   President/ Lending of Compass
   Bank
Francis S. Mascianica, Jr. . . .  2000    128,883      28,354                      --             --             24,554
   Treasurer of the Company;      1999    116,884      25,777                 398,125         77,500             11,261
   Executive Vice President,      1998    102,613      19,643                      --             --              4,830
   Chief Financial Officer and
   Treasurer of Compass Bank
Friend S. Weiler  (5). . . . .    2000    128,103      38,059                      --             --             11,798
   Vice President of the          1999     66,828      47,635                      --         50,000                 --
   Company; Senior Vice           1998         --          --                      --             --                 --
   President of Compass Bank
Carolyn A. Burnham. . . . . .     2000    121,848      26,807                      --             --             15,896
   Vice President of the          1999    115,848      26,807                 398,125         77,500             11,165
   Company; Executive Vice        1998    109,577      24,276                      --             --              5,593
   President/Retail Banking of
   Compass Bank
---------------


(1) Bonuses are reported for the year they were earned, even if paid in the subsequent year.

(2) Perquisites and other personal benefits paid to each officer included in the Summary Compensation Table in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each officer, and accordingly, are omitted from the table in accordance with the rules of the SEC.

(3) At December 31, 2000, Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham each held an aggregate of 120,000, 40,000, 40,000, 35,000 and 35,000 shares of restricted stock with an aggregate value of $1,440,000, $480,000, $480,000, $420,000, and $420,000, respectively.
       Shares of restricted stock vest in five equal installments beginning on June 18, 2000, based on continued employment with Compass Bank. Dividends declared by the Company are payable on all outstanding shares of restricted stock.

(4) For 2000, includes Compass Bank's matching and automatic contributions under its 401(k) plan of $10,200 for Messrs. Champagne, Short and Kelleher and $9,280, $4,139 and $8,411 for Messrs. Mascianica and Weiler and Ms. Burnham, respectively. Also includes premiums paid by Compass Bank for excess group term life insurance of $828 for each of Messrs. Champagne, Mascianica and Weiler and Ms. Burnham and $1,548 for each of Messrs. Short and Kelleher. Also includes allocation of shares of Common Stock to employees under the Company's Employee Stock Ownership Plan (the "ESOP"). The dollar value of the Company's ESOP contributions in 2000 for Messrs. Champagne, Short, Kelleher, Mascianica, Weiler and Ms. Burnham was $7,645, $7,645, $7,631, $6,922, $6,831 and $6,657. For Messrs.
       Champagne and Mascianica, includes $88,364 and $7,524 contributed to their respective accounts under Compass Bank's executive deferred compensation plan as a supplemental retirement benefit.

(5) Mr. Weiler joined the Company effective June 15, 1999. Mr. Weiler's bonus in 2000 and 1999 includes a hiring bonus of $15,000 and $35,000, respectively.


         OPTION GRANTS. No stock options were granted by the Company to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

         FISCAL YEAR-END OPTION TABLE. The following table provides information regarding stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2000. None of the executive officers named in the Summary Compensation Table exercised any options during the fiscal year ended December 31, 2000.


                                           NUMBER OF SECURITIES UNDERLYING                 VALUE OF UNEXERCISED
                                             UNEXERCISED OPTIONS/SARS AT                  IN-THE-MONEY OPTIONS/
                                                   FISCAL YEAR END                      SARS AT FISCAL YEAR-END(1)
                                       ----------------------------------------    -------------------------------------
NAME                                     EXERCISABLE         UNEXERCISABLE           EXERCISABLE       UNEXERCISABLE
----                                     -----------         -------------           -----------       -------------

Kevin G. Champagne                           52,000            208,000                  $ 32,500          $130,000
Arthur W. Short                              18,000             72,000                    11,250            45,000
John D. Kelleher                             18,000             72,000                    11,250            45,000
Francis S. Mascianica, Jr.                   15,500             62,000                     9,688            38,750
Friend S. Weiler                             10,000             40,000                     6,250            25,000
Carolyn A. Burnham                           15,500             62,000                     9,688            38,750
---------------


(1) Value is based on the last sales price of Common Stock on December 29, 2000 ($12.00) as reported by the Nasdaq National Market, less the option exercise price ($11.375). These values have not and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of the sale of the shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's Compensation Committee consists of Messrs. Dyer, LeBlanc, Legate, Lemieux and Ribeiro. The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based on the performance of the Company (as compared to its annual business plan). The Committee reviews both components of compensation to ensure salaries remain competitive and bonuses reward performance.

         Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry and were reviewed and established in December 1999 for 2000. In setting 2000 compensation levels, the committee reviewed executive officer compensation data contained in the Massachusetts Bankers Association 1999 Banking Compensation Report conducted by W. M. Sheehan & Company Inc. ("Sheehan Survey"), which contained data from over 150 banks in the New England area, and the 1999 Northeast Banking Industry Compensation Survey prepared by William M. Mercer, which included data from over 100 banking organizations located in nine northeastern states. The Chief Executive Officer prepared a performance review, including an assessment of prior-year performance for each executive officer, then communicated this information to the Compensation Committee. Based on this information and its performance review of the Chief Executive Officer, which is based on its assessment of the degree to which the Chief Executive Officer accomplished strategic and financial achievements, the Compensation Committee made recommendations to the Board of Directors, which establishes annual executive salaries for the next year.

         The Company has an Incentive Compensation Plan ("Bonus Plan") for employees of Compass Bank. Payments under the Bonus Plan are contingent on the Company meeting its strategic and operational objectives for the fiscal year. Bonuses may be awarded for the achievement of the Company's financial performance goals. Bonus awards are determined by a defined formula; factors considered in this formula include financial performance of the Company compared to a return-on-equity, earnings per share basis and net loan/deposit growth goals. The 2000 performance goals for the Company were a return-on-equity target of approximately 8.5% to 10%, an earnings per share target of $0.97 to $1.17, an efficiency ratio target of 51% to 55%, and net loan/deposit growth targets of $347 million to $449 million. Based on the extent to which the Company achieves those objectives, participants may receive from 0% to 40% of base salary depending on their Bonus Plan group. The Compensation Committee reviews both individual performance and Company goals annually, however, the Board of Directors has final authority with respect to all bonus awards.

         EQUITY-BASED COMPENSATION. The Compensation Committee believes that stock ownership by Directors and management and stock-based compensation arrangements are beneficial in aligning the Board's and management's interests with the interests of stockholders. In 1999, Directors and executive officers received stock options and restricted stock awards under the Company's 1999 Stock Incentive Plan.

         In determining initial awards under the Company's Stock Incentive Plan, the Committee reviewed reports provided by a Company consultant, which outlined allocations to directors and executive officers of more than twelve recently converted financial institutions. The Committee also reviewed summary proxy material from a select peer group of Northeast financial institutions with assets between $600 million and $2 billion.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Champagne's salary and bonus are determined by the Compensation Committee substantially in accordance with the policies described above relating to all executives of the Company. In particular, the Compensation Committee considered, among other things, the following performance criteria in determining Mr. Champagne's 2000 base salary:
(1) return-on-assets and return-on-equity of the Company; (2) selection and management of staff; (3) development of regional business relationships; (4) effective management of budgets and asset growth; and (5) development of new opportunities for business expansion. The grant of a cash bonus to Mr. Champagne for fiscal 2000 reflects the Company's achievement of certain performance objectives as specified in the Bonus Plan.

         In December 1999, the Compensation Committee increased Mr. Champagne's salary for fiscal 2000. This salary increase reflected a review of both the Sheehan Survey and the Mercer Survey for chief executive officer salaries in the peer group, the continuing improvement in the performance of the Company and recognition of Mr. Champagne's achievement of certain strategic goals including building an experienced management team, improving asset quality and developing a strategic plan for the Company. The Committee established Mr. Champagne's salary at a level that is comparable to that of other chief executive officers of similarly situated banks.


                                        COMPENSATION COMMITTEE


                                        Howard C. Dyer, Jr., Chairman
                                        J. Louis LeBlanc
                                        Frederic D. Legate
                                        Reale J. Lemieux
                                        Carl Ribeiro


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Dyer, LeBlanc, Legate, Lemieux and Ribeiro served as members of the Compensation Committee during fiscal 2000. No person serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer of another entity for which an executive officer of the Company or the Bank serves on the Board of Directors or on that entity's Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and Arthur Andersen LLP, the Company's independent auditors. The Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees," with Arthur Andersen LLP. The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP which is required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors their independence.

         Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. Also, the Board of Directors has determined that the members of the Audit Committee are independent under the rules of Nasdaq, the listing standards applicable to the Company. The Audit Committee adopted a written charter, which is included in this Proxy Statement as Appendix A.

                                        AUDIT COMMITTEE


                                        David P. Cameron, Chairman
                                        Mary F. Hebditch
                                        Thornton P. Klaren, Jr.
                                        Carl Ribeiro
                                        Gerald H. Silvia

                                PERFORMANCE GRAPH

         The following graph compares the performance of the Common Stock of the Company (assuming reinvestment of dividends) with the total return for the S&P 500 Index and the SNL Securities $1 billion to $5 billion Thrift Index. The calculation of total cumulative return assumes a $100 investment was made at market close on November 20, 1998, the date of the Company's initial public offering.

                     SEACOAST FINANCIAL SERVICES CORPORATION



                                                                          PERIOD ENDING
                                              ----------------------------------------------------------------------
  INDEX                                         11/20/98    12/31/98    06/30/99   12/31/99    06/30/00    12/31/00
  ------------------------------------------- ----------- ----------- ----------- ---------- ----------- -----------

  Seacoast Financial Services Corporation         100.00       99.39      110.30      99.65       94.11      120.52
  S&P 500                                         100.00      105.78      118.88     128.04      127.50      116.38
  SNL $1B-$5B Thrift Index                        100.00      100.62      103.12      90.10       83.95      108.91


         There can be no assurance that stock performance will continue into the future with the same or similar trends to those depicted in the graph above. Data for the chart was provided to the Company by SNL Securities and is believed to be reliable, but neither the accuracy nor the completeness of the information is guaranteed by the Company.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

         The Company and Compass Bank have entered into employment and change-in-control agreements with Messrs. Champagne, Short, Kelleher, Mascianica, Weiler and Ms. Burnham. The agreements provide for an annual base salary, subject to increase (which increased amount becomes a floor below which the officer's base salary may not fall during the term of the agreement), and certain benefits. The current base salary of each of Messrs. Champagne, Short, Kelleher, Mascianica, Weiler and Ms. Burnham is $350,012, $184,508, $156,156, $139,584, $133,904 and $132,548, respectively.

         The initial term of each agreement is two years (in the case of Mr. Champagne, three years), with the term automatically extended by one day for each day that the officer is employed by Compass Bank (and the Company, in the case of Mr. Champagne).

         In the event the officer's employment is terminated for other than "cause" or by the officer for "good reason", each as defined in the agreement, the officer will be entitled to receive a lump sum severance benefit equal to two times (in the case of Mr. Champagne, three times) the sum of the officer's annual base salary and the highest annual bonus paid to the officer in the three fiscal years preceding the termination, plus certain other benefits.

         The change in control agreements provide for a lump sum severance payment equal to approximately three times the officer's "base amount" (as such term is defined in Section 280G(b)(3) of the Internal Revenue Code (and certain other benefits) if, within three years of a "Change in Control" (as defined in agreement) of the Company or Compass Bank, the officer's employment is terminated (for any reason other than death or "cause") or if the officer terminates his or her employment following: (i) a significant change in the nature or scope of the officer's responsibilities, authorities, powers, functions or duties; (ii) a determination by the officer that, as a result of a Change in Control, the officer is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the officer immediately prior to the Change in Control; (iii) a reduction in the officer's annual base salary; (iv) a significant relocation of the offices of the Company or Compass Bank; (v) a failure of either the Company or Compass Bank to pay any portion of compensation due to the officer; (vi) the termination of or a material reduction in the officer's benefits; or (vii) a failure of the Company or Compass Bank to obtain a satisfactory agreement from any successor to assume and agree to perform the officer's Change in Control Agreement.

         Officers may elect to receive termination benefits under either their employment agreement or their change in control agreement, but not both.

         The Company has also entered into Change in Control Agreements with four other officers that are substantially similar to the foregoing, except that the benefit is equal to two (rather than three) times the "base amount" and is payable only if employment terminates within one year after the Change in Control.

EXECUTIVE SALARY CONTINUATION AGREEMENTS

         Compass Bank has entered into a salary continuation agreement with four of the Company's executive officers: Messrs. Champagne, Short, Kelleher and Mascianica. The agreements provide each officer with an annual supplemental retirement benefit in an amount equal to 25% of the average of the three highest years of compensation (including salary and bonuses) paid to the officer in the ten years of employment immediately preceding the officer's retirement. The benefit is payable monthly, for a period of 15 years, commencing on the first day of the month next following the officer's retirement. A reduced benefit is payable if the officer retires prior to the age of 65, but after age 55. If the officer dies while employed by Compass Bank, an annual benefit will be paid, in monthly installments, to the officer's beneficiary for a period of 15 years in an annual amount equal to 25% of the officer's salary on the date of his death. If the officer's employment with Compass Bank is terminated prior to the age of 55 other than for cause, the officer is entitled to a benefit equal to 5% of the benefit he would have received upon retirement at age 65, multiplied by the number of years of service between the age of 35 and termination of employment. The agreements are funded by life insurance policies, of which Compass Bank is the owner and beneficiary, held in a "rabbi" trust.

         Compass Bank has agreed to calculate each year the additional amount that would need to be accrued in order to result in the executive annually receiving 70% of the average of the three highest years of compensation paid to the officer in the ten years of employment immediately preceding the officer's retirement from a combination of Compass Bank's defined benefit plan, executive salary continuation agreement, the Bank's contribution to the executive's 401(k) plan, the ESOP, social security and any supplemental funding. This amount, if any, is added to the executive's account under Compass Bank's deferred compensation plan.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as of April 2, 2001 regarding each Director of the Company, each executive officer named in the Summary Compensation Table, all Directors and executive officers of the Company as a group and each person known by the Company to own beneficially more than 5% of the Company's common stock.

                                                                 AMOUNT AND NATURE OF              PERCENT OF
                           NAME                                 BENEFICIAL OWNERSHIP(1)             CLASS (2)
---------------------------------------------------------       -----------------------             ---------

Westport Asset Management, Inc.                                        1,443,425 (3)                  5.81%
   Westport Advisers LLC
   253 Riverside Avenue
   Westport, Connecticut  06880
Perkins, Wolf, McDonnell & Company                                     2,517,500 (4)                 10.13%
   53 W. Jackson Blvd., Suite 722
   Chicago, Illinois  60604
Carolyn A. Burnham                                                        55,327 (5)                    *
David P. Cameron                                                          20,200                        *
Kevin G. Champagne                                                       200,467 (6)                    *
Howard C. Dyer, Jr.                                                       21,700                        *
Mary F. Hebditch                                                          39,060 (7)                    *
Glen F. Johnson                                                           31,200                        *
John D. Kelleher                                                          74,362 (8)                    *
Thornton P. Klaren, Jr.                                                   18,835 (9)                    *
J. Louis LeBlanc                                                          27,600 (10)                   *
Frederic D. Legate                                                       181,549 (11)                   *
Reale J. Lemieux                                                          29,931 (12)                   *
Francis S. Mascianica, Jr.                                                59,365 (13)                   *
A. William Munro                                                         101,200 (14)                   *
Philip W. Read                                                             1,005                        *
Carl Ribeiro                                                              45,200 (15)                   *
Arthur W. Short                                                           62,264 (16)                   *
Joseph H. Silverstein                                                     26,200                        *
Friend S. Weiler                                                          10,769 (17)                   *
Gerald H. Silvia                                                          26,784 (18)                   *
Directors and executive officers as a group                            1,158,303                      4.66%
(24 persons)
---------------


*        Less than 1%

(1) Except as otherwise noted, all persons have sole voting and investment power over their shares.

(2) Calculated based on outstanding shares of Common Stock on April 2, 2001 of 24,853,361.

(3) The Company has received a copy of a report on Schedule 13G dated February 12, 2001, which states that the Reporting Person has sole voting and dispositive power with respect to 239,425 shares of Common Stock, shared voting power with respect to 955,000 shares of Common Stock and shared dispositive power with respect to 1,204,000 shares of Common Stock. The report states that the shares are held of record by clients of Westport Asset Management, Inc., which acts as an investment adviser. Westport Asset Management, Inc. owns 50% of Westport Advisers LLC.

(4) The Company has received a copy of a report on Schedule 13G/A dated February 21, 2001, which states that the Reporting Person has shared voting and dispositive power with respect to all of these shares. The Company has received a copy of a report on Schedule 13G dated February 14, 2001 filed by Berger Small Cap Value Fund, which states that Perkins, Wolf, McDonnell & Company is the sub investment advisor delegated with investment and voting authority with respect to the 1,850,000 shares reported by Berger Small Cap Value Fund in its report on Schedule 13G. The Company has been advised that the shares reported by Berger Small Cap Value Fund are included in the shares reported by Perkins, Wolf, McDonnell & Company.

(5) Includes 6,154 shares held by 401(k) plan and 1,123 shares held by the ESOP as to which Ms. Burnham has the power to direct voting.

(6) Includes 2,700 shares owned by spouse, 10,742 shares held by executive deferred compensation plan, 7,654 shares held by 401(k) plan and 50 shares held as custodian for daughter, 1,421 shares held by the ESOP as to which Mr. Champagne has the power to direct voting.

(7)      Includes 4,469 shares held in IRA.

(8) Includes 500 shares held as custodian for son, 930 shares held in spouse's IRA and 1,362 shares held by the ESOP as to which Mr. Kelleher has the power to direct voting.

(9)      Includes 2,836 shares owned by spouse and 245 shares owned by daughter.

(10) Includes 7,400 shares held by IRA, 3,000 shares held by spouse and 1,000 shares held in spouse's IRA.

(11)     Includes 31,925 shares owned by spouse

(12) Includes 3,270 held by IRA, 3,095 held in spouse's IRA and 5,500 held by spouse.

(13) Includes 4,215 shares held by 401(k) plan, 3,500 shares jointly held with family members and 1,150 shares held by the ESOP as to which Mr. Mascianica has the power to direct voting.

(14)     Includes 75,000 shares held jointly with his spouse in an IRA.

(15) Includes 6,000 shares held by spouse and 5,000 shares held by company of which Mr. Ribeiro is the principal owner.

(16) Includes 1,111 shares held by 401(k) plan, 3,732 shares held by executive deferred compensation plan and 1,421 shares held by the ESOP as to which Mr. Short has the power to direct voting.

(17) Includes 200 shares held by 401(k) plan and 569 shares held by the ESOP as to which Mr. Weiler has the power to direct voting.

(18)     Includes 6,200 shares held by spouse.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         During 2000, the Company was subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company during and with respect to 2000, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to the Company's officers, Directors and greater-than-10% beneficial owners were complied with during 2000.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

         Some of the Directors and executive officers, as well as members of their immediate families and companies, organizations, trusts and other entities with which they are associated are, or during 2000 were, customers of the Banks in the ordinary course of business or had loans outstanding from the Banks during 2000, including loans of $60,000 or more. It is anticipated that such persons and their associates will continue to be customers of and indebted to the Banks in the future. All such loans were made in the ordinary course of business, did not involve more than the normal risk of collectibility or present other unfavorable features and were made on substantially the same terms, including interest rates and collateral, as prevailed at the time for comparable transactions with other persons. The Banks do not make loans to executive officers of the Company.

                         INFORMATION CONCERNING AUDITORS

         The Board of Directors has selected Arthur Andersen LLP to perform an audit of the Company's consolidated financial statements for the current fiscal year. That firm also served as the auditors for the Company during the past fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         AUDIT FEES

         Arthur Andersen LLP billed the Company an aggregate of $191,820 in fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Arthur Andersen LLP did not render any professional services to the Company in connection with the design or implementation of financial information systems during the year ended December 31, 2000.

         ALL OTHER FEES

         Arthur Andersen LLP billed the Company an aggregate of $346,504 for other services rendered to the Company during the fiscal year ended December 31, 2000, including $123,550 for tax consulting. The Audit Committee has determined that the provision of such services is compatible with maintaining the independence of Arthur Andersen LLP.

                                  SOLICITATION

         Brokers, banks and other nominees will be reimbursed for out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of Common Stock. In addition to the solicitation by mail, solicitations of proxies may be made personally or by telephone by Directors, officers and certain employees of the Company.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                             FOR 2002 ANNUAL MEETING

         In order to be included in proxy materials for the 2002 annual meeting of stockholders or special meeting in lieu thereof, qualifying stockholder proposals must be delivered to the Company at its principal executive offices on or after December 14, 2001. Any such proposal should be mailed to: Clerk, Seacoast Financial Services Corporation, P.O. Box 2101, New Bedford, Massachusetts 02741. If the date of the next annual meeting is subsequently changed by more than 30 calendar days from the date of this year's Annual Meeting, the Company will, in a timely manner, inform its stockholders of such change and the date by which proposals of stockholders must be received.

         In addition, Section 3 of Article II of the Company's By-laws requires that a stockholder who wishes to propose an item of business for consideration at the annual meeting must provide notice of such item of business to the Company at its principal executive offices not less than 60 days nor more than 150 days before the date for such meeting. For next year's scheduled annual meeting, the deadline for submission of notice is March 17, 2002. Section 3 of
Article III of the By-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the Board of Directors. Any proposal or nomination submitted after March 17, 2002 will be untimely. The By-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. A copy of the Company's By-laws will be provided to any stockholder of the Company at no cost upon written request to the Clerk of the Company.

         At the 2002 annual meeting of stockholders or special meeting in lieu thereof, the persons named as proxies in the Company's proxy for the meeting may vote the proxy in their discretion on any proposal received by the Company after February 28, 2002.

                                  MISCELLANEOUS

         The Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any business that may properly be presented at the Annual Meeting, other than the matters specifically listed in the Notice of Annual Meeting of Stockholders. However, if any further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with applicable rules.

                                                                    APPENDIX A

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         There shall be a committee of the Board of Directors to be known as the Audit Committee in accordance with Seacoast Financial Services Corporation By-Laws. The Committee shall consist of not less than three directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication.

POLICY STATEMENT

         The Audit Committee shall provide assistance to the corporate directors in fulfilling their oversight responsibilities by reviewing financial information which will be provided to shareholders and others, the systems of internal controls which management and the Board have established, and the audit process. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

         Audit Committee members are authorized to have access to all records that they require to discharge their responsibilities. It is expected that Audit Committee members will exercise discretion in matters that come to their attention.

RESPONSIBILITIES

         To fulfill its responsibilities the Audit Committee will:

              - Review and update this Charter periodically, at least annually, as conditions dictate.

              - Review with management and the independent accountants Seacoast Financial Services Corporation's audited financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders, and following the satisfactory completion of each year-end review recommend to the Board the inclusion of the audited financial statements in Seacoast's filing on Form 10-K.

              - Review with financial management and the independent auditors the 10-Q prior to its filing or prior to the release of quarterly earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

              - Discuss with the independent auditors their judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Also, the clarity of financial disclosures and degree of aggressiveness or conservatism of Seacoast's accounting principles and accounting estimates.

              - Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness. The Independent Audit firm shall be ultimately accountable to the Board and the Committee as representatives of shareholders. On an annual basis, the Committee shall receive a formal written statement from the external auditors delineating all relationships between the auditors and Seacoast. The Committee will discuss with the external auditors any relationship that may impact the objectivity and independence of the external audit firm.

              -  Approve the appointment of the Director of Internal Audit.

              - Review and evaluate the internal audit function of the Company including the independence and authority of its reporting obligations, the annual audit plan and risk assessment methodology.

              - Review with management and the Director of Internal Audit and the independent auditor the Internal Audit Department charter, budget and staffing.

              - Review with the independent auditor and the Director of Internal Audit the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

              - Meet with the independent auditors, the Director of Internal Audit and management of the Company to review the scope of the proposed audit of the current year and the audit procedures to be utilized, and at the conclusion thereof review management letter comments and managements corrective action.

              - Review any significant disagreements among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

              - Review and evaluate risk management policies in light of the Company's business strategy, capital strength, and overall risk tolerance.

              - Review with management and the Director of Internal Audit the Company's internal control structure intended to ensure the reliability of financial reporting and compliance with codes of conduct, laws, and regulations.

              - Review with management and the Independent Public Accountant their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

              - Meet regularly (at least quarterly) to discuss such matters as internal audit scopes, business risks, internal control structure, significant findings, financial statements, net operating results and proposed accounting changes.

              - Meet with the Director of Internal Audit, the external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

              - Review significant conflicts of interest involving directors or executive officers.

              - Review internal audit reports and management responses to ensure that appropriate corrective action is taken to provide adequate and effective internal controls.

              - Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

              - Review with management and the independent auditors any significant proposed changes in accounting principles and financial statements.

              - When necessary conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent outside counsel and other professionals to assist in the conduct of any investigation.

              - Maintain Audit Committee minutes and other relevant records of their meeting and decisions. The Committee will report its actions to the Board of Directors.

         The Committee shall report to shareholders in the Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this charter.

                               REVOCABLE PROXY
                  SEACOAST FINANCIAL SERVICES CORPORATION


/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                                                                                                 WITH-     FOR ALL
                                                                                                         FOR     HOLD      EXCEPT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS               1. Election of Directors:      / /      / /       / /
             ANNUAL MEETING OF STOCKHOLDERS
                       MAY 17, 2001                                          Glen F. Johnson, J. Louis LeBlanc, Frederic D. Legate
                                                                             and A. William Munro
  The undersigned hereby appoints Kevin G. Champagne and Arthur
W. Short and each or either of them, as proxies, with full power
of substitution to each and to each substitute appointed pursuant         INSTRUCTION: To withhold authority to vote for any
to such power, of the undersigned to vote all shares of stock of          individual nominee, mark "For All Except" and write that
Seacoast Financial Services Corporation (the "Company") which the         nominee's name in the space provided below.
undersigned may be entitled to vote at the Annual Meeting of
Stockholders (the "Annual Meeting") of the Company to be held on          ________________________________________________________
Thursday, May 17, 2001, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.
The proxies are authorized to vote as indicated hereon upon the             If this proxy is properly executed and returned, the
matters set forth herein and in their discretion upon all other          shares represented hereby will be voted. If a choice is
matters which may properly come before said Meeting. The undersigned     specified above by the stockholder with respect to any
hereby acknowledges receipt of a copy of the accompanying Notice         matter to be acted upon, the shares will be voted upon
and Proxy Statement for the Annual Meeting of Stockholders and           that matter in accordance with the specification so made.
hereby revokes any proxy or proxies, if any, heretofore given by         IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES
him to others for said Meeting.                                          REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                                                           Please sign exactly as your name appears on this
                                                                         card. Joint owners should sign. When signing as attorney,
                                                                         administrator, trustee, guardian or custodian for a
                                                                         minor, please give full title as such. If a corporation,
                                                                         please sign full corporate name and indicate the signer's
                                                                         office. If a partner, sign in partnership name.

   Please be sure to sign and date      ----------------------
    this Proxy in the box below.        Date

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---Stockholder sign above-----Co-holder (if any) sign above----



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                         Detach above card, sign, date and mail in postage paid envelope provided.

                                        SEACOAST FINANCIAL SERVICES CORPORATION

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                                                PLEASE ACT PROMPTLY
                                       SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH
THE PROXY IN THE ENVELOPE PROVIDED.

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